NEWS RELEASE
TSX: SCY
June 12, 2018
www.scandiummining.com

Scandium International Mining Corp. Announces Results of 2018 Annual General Meeting

Vancouver, B.C. Canada – June 12, 2018 – Scandium International Mining Corp. (TSX: SCY) (the “Company”) is pleased to announce that at its 2018 annual general meeting held on June 7, 2018 all resolutions put to the shareholders were passed. At the Meeting, shareholders approved setting the number of directors at nine and re-electing George F. Putnam, William B. Harris, Willem P.C. Duyvesteyn, Barry Davies, Warren Davis, James Rothwell, Andrew C. Greig, Peter B. Evensen and R. Christian Evensen as directors of the Company. Shareholders also approved the re-appointment of Davidson & Company LLP as the Company’s auditor and all unallocated entitlements issuable under the Company’s 2015 stock option plan until June 7, 2021.

Pursuant to the policies of the Toronto Stock Exchange, the Company is required to disclose a summary of voting results for the election of directors. The voting results are as follows:

Name of Nominee	Votes For	% of votes cast	Votes Withheld	% of votes cast
George F. Putnam	157,603,503	99.22%	1,239,205	0.78%
William B. Harris	141,670,946	97.17%	4,131,595	2.83%
Willem P.C. Duyvesteyn	142,759,503	97.91%	3,043,038	2.09%
Barry Davis	142,880,092	98.00%	2,922,449	2.00%
Warren Davis	141,682,622	97.17%	4,119,919	2.83%
James Rothwell	143,190,672	98.21%	2,611,869	1.79%
Andrew Greig	142,759,503	97.91%	3,043,038	2.09%
Peter B. Evensen	143,223,042	98.23%	2,579,499	1.77%
R. Christian Evensen	143,209,376	98.22%	2,593,165	1.78%

For further information, please contact:

Edward Dickinson, CFO
Tel: 775-233-7328

George Putnam, President and CEO
Tel: 925-208-1775
Email: info@scandiummining.com